Exhibit 2.1

EXECUTION COPY

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated as of January 31, 2023 (this “Agreement”), is by and among:

(i)          MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust (the “Surviving Trust”);

(ii)         DAIMLER TRUST, a Delaware statutory trust (the “Target Trust” and collectively with the Surviving Trust, the “Trusts” and each a “Trust”);

(iii)        BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee of each of the Trusts (in each such capacity, the “Trustee”); and

(iv)         MERCEDES-BENZ TRUST HOLDINGS LLC, as initial beneficiary of each of the Trusts (in each such capacity, the “Initial Beneficiary”) and as beneficial owner of the Target Trust interests specified in Section 1.02(c).

WITNESSETH:

WHEREAS, the Target Trust was formed on June 18, 2007 as a statutory trust under the  Delaware Statutory Trust Act (Chapter 38 of Title 12 of the Delaware Code) (the “Act”) and is governed by a Second Amended And Restated Trust Agreement, dated as of April 1, 2008 (as amended, supplemented or otherwise modified to date, the “Target Trust Agreement”), among the Initial Beneficiary, the Trustee and Mercedes-Benz Financial Services USA LLC (“MBFS USA”), as Titling Trust Administrator;

 WHEREAS, the Target Trust Agreement provides for the creation from time to time of one or more “specified interests” to which certain assets of the Target Trust are allocated, and in accordance therewith the Initial Beneficiary is the holder of specified interests known as the “Daimler Retail Specified Interest” and the “Daimler Commercial Specified Interest”;

WHEREAS, the Surviving Trust was formed on March 15, 2022 as a statutory trust under the Act and is governed by a Trust Agreement dated as of March 15, 2022, between the Initial Beneficiary and the Trustee (together with the Target Trust Agreement, the “Existing Trust Agreements”);

WHEREAS, upon effectiveness of this Agreement, an Amended and Restated Trust Agreement, dated as of January 31, 2023 (in the form attached hereto as Exhibit 1, the “Surviving Trust Agreement”), is being entered into among the Initial Beneficiary, the Trustee and MBFS USA, as Titling Trust Administrator;

WHEREAS, the Surviving Trust Agreement provides for the creation from time to time of one or more “specified interests” to which certain assets of the Surviving Trust are being and will be allocated, and in accordance therewith the Initial Beneficiary will be the holder of specified interests known as the “Mercedes-Benz Retail Specified Interest” and the “Mercedes-Benz Commercial Specified Interest”;

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings set forth in the Target Trust Agreement (or if so specified, in the Surviving Trust Agreement);

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01.    The Merger.

(a)          Effective at 11:00 p.m. Eastern Time on January 31, 2023 (the “Effective Time”), the Target Trust shall be merged with and into the Surviving Trust, whereupon the separate existence of the Target Trust shall cease, and the Surviving Trust shall be the surviving entity of such merger (the “Merger”).

(b)          The Trustee is hereby authorized and directed to execute and the Surviving Trust shall file the certificate of merger substantially in the form of Exhibit 2 hereto (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger.

Section 1.02.         Approvals.

(a)          The Trustee, in its respective capacities as the sole trustee of each Trust, there being no other trustees, by execution of this Agreement, hereby approves this Agreement and the consummation of the Merger.

(b)          The Initial Beneficiary, in its capacity as a beneficial owner of each Trust, by execution of this Agreement, hereby approves this Agreement and the consummation of the Merger.

(c)          The Initial Beneficiary, in its capacity as Holder and owner of the Daimler Retail Specified Interest and the Daimler Commercial Specified Interest, each issued under the Target Trust Agreement (and in such capacity a beneficial owner of the Target Trust), by execution of this Agreement, hereby approves this Agreement and the consummation of the Merger.

Section 1.03.         Compliance with Trust Agreement.

(a)          The Initial Beneficiary and each Trust hereby agrees, confirms, represents and warrants that the Merger complies with Section 2.11(a)(v) of the Target Trust Agreement, including that:

(i)
the Surviving Trust (A) is a statutory trust organized and existing under the laws of the State of Delaware, (B) expressly assumes all of the Target Trust’s obligations under the Target Trust Agreement, all Titling Trust Notes and all Titling Trust Note Indentures and (C) is governed under the Surviving Trust Agreement which contains provisions substantially identical to Section 2.3 and Section 2.11 of the Target Trust Agreement;

(ii)	the Rating Agencies and the trustees with respect to all outstanding Securities of the Target Trust have received at least 5 days’ prior notice of the Merger;

(iii)	the Merger does not conflict with the Certificate of Trust of Target Trust and

(iv)
immediately after giving effect to the Merger, no default or event of default by or relating to the Target Trust will have occurred and be continuing under any material agreement to which the Titling Trust is a party, including any Titling Trust Note Indenture, or any agreement or other document pursuant to which any Titling Trust Note or Security has been issued.

(b)          The Initial Beneficiary further represents and warrants that each Titling Trust Note, Titling Trust Indenture and other Security of the Target Trust that is outstanding as of the Effective Date is set forth in Schedule 1 to this Agreement.

ARTICLE II

THE SURVIVING TRUST

Section 2.01.       Certificate of Trust; Governing Instrument and Amendment.  The certificate of trust of the Surviving Trust and the Surviving Trust Agreement shall be the certificate of trust and governing instrument of the Surviving Trust.  The name of the Surviving Trust shall be “Mercedes-Benz Vehicle Trust”.  An executed copy of this Agreement will be maintained on file at the principal place of business of the Surviving Trust.  The address of such principal place of business on the date hereof shall be: 14372 Heritage Parkway, Fort Worth, Texas 76177.  A copy of this Agreement will be furnished by the Surviving Trust, on request and without cost, to any beneficial owner of the Surviving Trust or the Target Trust.

Section 2.02.        Certificates. The Initial Beneficiary has delivered to the Trustee all Certificates issued by the Target Trust and outstanding as of the Effective Time (the “Existing Certificates”).  At the Effective Time, the Daimler Retail Specified Interest and Daimler Commercial Specified Interest are terminated and such Existing Certificates are deemed cancelled.  The Trustee is authorized and directed to mark such Existing Certificates as cancelled.  Pursuant to the Surviving Trust Agreement, the Surviving Trust shall issue to the Initial Beneficiary beneficial ownership interests and Certificates (as defined in the Surviving Trust Agreement) representing (i) the “Mercedes-Benz Retail Specified Interest” to which are allocated all assets allocated at the Effective Time to the Daimler Retail Specified Interest and (ii) the “Mercedes-Benz Commercial Specified Interest” to which are allocated all assets allocated at the Effective Time to the Daimler Retail Specified Interest.

ARTICLE III

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 3.01.       Transfer, Conveyance and Assumption.  At the Effective Time, the Surviving Trust shall continue in existence, and without further transfer, succeed to and possess all of the rights, privileges, immunities, powers and franchises of the Target Trust and all of the assets and property of whatever kind and character of the Target Trust, each and all of which shall fully vest in the Surviving Trust without further act or deed.  At the Effective Time and at all times thereafter, without further act or deed, (i) the Surviving Trust shall be liable for all of the debts, liabilities, obligations and duties of the Target Trust each and all of which shall become debts, liabilities, obligations and duties of the Surviving Trust, (ii) the Surviving Trust expressly assumes all of the Target Trust’s obligations under the Target Trust Agreement, all Titling Trust Notes, all Titling Trust Note Indentures and (iii) any claim, judgment, order, lien, proceeding, ruling or other action or determination against the Target Trust may be enforced against the Surviving Trust.

Section 3.02.        Assumption Agreement; Assurances.  The Surviving Trust and the other parties hereto shall execute the Assumption Agreement of Mercedes-Benz Vehicle Trust, dated the date hereof, and any other agreements, instruments and other documents as may be reasonably requested by one or more of the other parties hereto to effectuate the foregoing.

ARTICLE IV

TERMINATION

Section 4.01.        Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)          by mutual written consent of the Trusts;

(b)          by written notice to the other parties hereto, by the Initial Beneficiary or  the Trustee; or

(c)          by either Trust, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable.

Section 4.02.       Effect of Termination.  If this Agreement is terminated pursuant to Section 4.01, this Agreement shall become void and of no effect as to the Trusts with no liability on the part of any party hereto.

ARTICLE V

MISCELLANEOUS

Section 5.01.        Amendments; No Waivers.  Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the parties hereto. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.02.        Integration.  This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

Section 5.03.       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 5.04.        Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.05.        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 5.06.       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 5.07.         Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including execution via DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other parties hereto.

Section 5.08.        Trustee Authorization. The Trustee is hereby instructed to execute this Agreement as Trustee and on behalf of each of the Trust and the Certificate of Merger.  The Initial Beneficiary hereby waives any notice period that may be required in the Existing Trust Agreements and certifies to the Trustee that the actions contemplated in this Agreement comply with the terms of the Existing Trust Agreements and that all conditions precedent to such action have been satisfied.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MERCEDES-BENZ VEHICLE TRUST, as the Surviving Trust

By: BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee of the Surviving Trust

By:	/s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee of the Surviving Trust

By:	/s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

[Signature Page to Agreement of Merger]

DAIMLER TRUST, as Target Trust

By: BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee of the Target Trust

By:	/s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee of the Target Trust

By:	/s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

[Signature Page to Agreement of Merger]

MERCEDES-BENZ TRUST HOLDINGS LLC, as Initial Beneficiary of the Target Trust

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

MERCEDES-BENZ TRUST HOLDINGS LLC, as Initial Beneficiary of the Surviving Trust

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

[Signature Page to Agreement of Merger]

MERCEDES-BENZ TRUST HOLDINGS LLC, as
Holder of the Daimler Retail Specified Interest, the
Daimler Commercial Specified Interest, the
Mercedes-Benz Retail Specified Interest and the
Mercedes-Benz Commercial Specified Interest

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

[Signature Page to Agreement of Merger]

EXHIBIT 1

[Surviving Trust Agreement]
[Provided Separately]

EXHIBIT 2

CERTIFICATE OF MERGER

of

DAIMLER TRUST

into

MERCEDES-BENZ VEHICLE TRUST

The undersigned, with respect to Mercedes-Benz Vehicle Trust, a  statutory trust formed and existing under and by virtue of the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Act”),

DOES HEREBY CERTIFY:

FIRST:  The name and jurisdiction of formation or organization of each constituent entity which is to merge is:

Name: Daimler Trust (the “Target Trust”)
Jurisdiction of formation: Delaware
Type of person: statutory trust

Name: Mercedes-Benz Vehicle Trust (the “Surviving Trust”)
Jurisdiction of formation: Delaware
Type of person: statutory trust.

SECOND:  An Agreement of Merger has been approved and executed by the Target Trust and the Surviving Trust.

THIRD: Mercedes-Benz Vehicle Trust is the surviving statutory trust.

FOURTH: The merger of the Target Trust into the Surviving Trust shall be effective January 31, 2023 at 11:00 p.m.

FIFTH:  The executed Agreement of Merger is on file at the principal place of business of the Surviving Trust.  The address of such principal place of business is:

14372 Heritage Parkway
Fort Worth, TX 76177

SIXTH:  A copy of the Agreement of Merger will be furnished by the Surviving Trust, on request and without cost, to any beneficial owner of the Surviving Trust or the Target Trust.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed.

BNY Mellon Trust of Delaware, not in its individual capacity but solely as Trustee

By:
Name:
Title:

SCHEDULE 1

1.	Titling Trust Notes
Revolving Facility Balance under the Revolving Facility provided under the Collateral Agency Agreement
2017-1 Exchange Note issued pursuant to the 2017-1 Exchange Note Supplement
2020-B Exchange Note issued pursuant to the 2020-B Exchange Note Supplement
2021-A Exchange Note issued pursuant to the 2021-A Exchange Note Supplement
2021-B Exchange Note issued pursuant to the 2021-B Exchange Note Supplement

2.	Titling Trust Indentures
Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time to date, the “Collateral Agency Agreement”), among Daimler Trust, as Borrower, U.S. Bank Trust National Association, as Administrative Agent, Daimler Title Co. (to be known as of February 1, 2023 as Collateral Title Co.), as Collateral Agent, Mercedes-Benz Financial Services USA LLC, as Lender and Servicer

2017-1 Exchange Note Supplement, dated as of July 27, 2017
2020-B Exchange Note Supplement, dated as of September 1, 2020
2021-A Exchange Note Supplement, dated as of January 1, 2021
2021-B Exchange Note Supplement, dated as of June 1, 2021
each Exchange Note Supplement (as amended, restated, supplemented or otherwise modified from time to time to date) supplements the Collateral Agency Agreement and is among the parties to the Collateral Agency Agreement and U.S. Bank Trust National Association (as successor to U.S. Bank National Association), as Indenture Trustee

3.	Securities
Daimler Retail Specified Interest
Daimler Commercial Specified Interest
Titling Trust Notes listed under 1 above.
SALFT - Floating Rate Variable Funding Asset Backed Notes
Mercedes-Benz Auto Lease Trust 2020-B, Class A-3, Class A-4
Mercedes-Benz Auto Lease Trust 2021-A, Class A-3, Class A-4
Mercedes-Benz Auto Lease Trust 2021-B, Class A-2, Class A-3, Class A-4